Exhibit 99.2

SL Green Realty Corp.

Second Quarter 2003

Supplemental Data

June 30, 2003

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust (REIT) that primarily owns, manages, leases, acquires and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock and Preferred Income Equity Redeemable Shares (“PIERS” SM), are listed on the New York Stock Exchange, and trade under the symbols: SLG and SLG PrA respectively.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not reiterated in this supplemental financial package.  This supplemental financial package is available through the Company’s Internet site.

•                  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Michael W. Reid or Thomas E. Wirth at michael.reid@slgreen.com or tom.wirth@slgreen.com or at 212-594-2700.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the six months ended June 30, 2003 that will subsequently be released on Form 10-Q to be filed on or before August 15, 2003.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile
Financial Highlights
Balance Sheets
Statements of Operations
Joint Venture Statements
Statement of Stockholders’ Equity
Funds From Operations

Selected Financial Data

Summary of Debt and Ground Lease Arrangements

Mortgage Investments and Preferred Equity

Property Data
Composition of Property Portfolio
Top Tenants
Leasing Activity Summary
Lease Expiration Schedule

Summary of Acquisition/Disposition Activity
Supplemental Definitions
Corporate Information

CORPORATE PROFILE

SL Green Realty Corp. (the “Company”) was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman and Chief Executive Officer. For more than 20 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines:  investment in long term core properties, investment in opportunistic assets and structured finance investments.  This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust (REIT) exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

FINANCIAL HIGHLIGHTS

SECOND QUARTER 2003

UNAUDITED

FINANCIAL RESULTS

Funds From Operations (FFO) before minority interests, for the second quarter 2003 totaled $31.6 million, or $0.87 per share (diluted), a 7% increase compared to the same quarter in 2002 when FFO totaled $28.4 million, or $0.81 per share (diluted).

Net income available for common shareholders for the second quarter 2003 totaled $15.5 million, or $0.49 per share (diluted), a decrease of 4% as compared to the same quarter in 2002 when net income totaled $15.7 million, or $0.51 per share (diluted).  The decrease is primarily due to the increased depreciation from the first quarter acquisitions of 220 East 42nd Street and 125 Broad Street.

Funds available for distribution (FAD) for the second quarter 2003 decreased to $0.60 per share (diluted) versus $0.69 per share (diluted) in the prior year, a 13% decrease.  The decrease is primarily due to the $4.3 million increase in tenant improvements due to higher concession packages.

The Company’s dividend payout ratio was 53.3% of FFO and 77.6% of FAD before first cycle leasing costs.

CONSOLIDATED RESULTS

Total quarterly revenues increased 28% in the second quarter to $74.4 million, compared to $57.9 million last year.  The $16.5 million growth in revenue resulted from the following items:

•                  $14.0 million increase from 2003 acquisitions

•                  $3.8 million increase from the 2003 same-store portfolio

•                  $0.8 million increase from non same-store properties and reduced general reserves

•                  $2.3 million decrease in preferred equity and investment income

The Company’s EBITDA increased $6.1 million to $41.6 million; however, margins before ground rent decreased to 64.2% compared to 75.8% for the same period last year.  The decrease in margins is primarily due to a reduction in investment and preferred income and increased operating costs.  After ground rent, margins decreased in 2003 to 59.6% from 69.6% in the corresponding period in 2002.  The following items drove EBITDA improvements:

(1)   Consolidated GAAP NOI increased $7.2 million:

•  $7.8 million increase from 2003 property acquisitions of 220 East 42nd Street (February 2003) and 125 Broad Street (March 2003).

•  $0.3 million decrease from the equity in income from unconsolidated joint ventures primarily due to reduced rental revenue as occupancy decreased to 93% at June 30, 2003 as compared to 98% in 2002 and increased depreciation expense at 1515 Broadway.  This was partially offset by the acquisition of 1515 Broadway (May 2002).

•  $0.3 million decrease from non same-store results, inclusive of 1370 Broadway and e.Emerge.

•  $0.1 million decrease from the 2003 same-store properties mainly due to $3.9 million of increased operating costs resulting from (i) increased real estate taxes ($2.0 million) due to higher assessed values and tax rates, (ii) increased insurance costs ($0.8 million) due to higher premiums on the annual policy which commenced October, 2002, (iii) higher advertising, professional fees and management costs ($0.6 million) and (iv) increased utility expense due to higher oil prices ($0.2 million).

The increased operating costs were partially offset by a $3.8 million increase in GAAP revenues from (i) rental revenue increases of $0.9 million as GAAP replacement rents were 20% higher than previously fully-escalated rents,  (ii) higher reimbursement revenues ($2.6 million) largely due to higher real estate tax escalation income ($1.4 million) and operating expense escalations ($0.7 million), and (iii) $0.4 million increase from higher weighted-average occupancy in 2003 (97.3%) compared to 2002 (96.6%).

(2)   $2.3 million decrease in investment and preferred equity income primarily due to a decrease in the weighted-average asset balance from $175.9 million to $120.0 million.  The weighted-average yield decreased from 12.65% to 12.40% due mainly to lower LIBOR.

(3)   $0.5 million increase from reduced MG&A expense.  The reduction is primarily due to increased cost allocation to the properties due to the increased size of the joint venture and wholly-owned portfolio.

(4)   $0.4 million decrease from affiliates due to lower leasing commissions and construction management fees from our joint venture and managed properties.

FFO improved $3.2 million primarily as a result of:

•                  $6.1 million increase in EBITDA

•                  $0.7 million increase in FFO adjustment from unconsolidated joint ventures primarily due to increased expense at 1515 Broadway

•                  $0.2 million increase from decreased amortization of finance costs

•                  $1.0 million decrease in FFO from discontinued operations

•                  $2.8 million decrease from higher interest expense.

The $2.8 million increase in interest expense was primarily due to higher average debt levels associated with new investment activity ($4.1 million) and the funding of ongoing capital projects and working capital requirements ($0.4 million).  These increases were partially offset by reduced loan balances due to previous disposition activity ($1.4 million) and lower interest rates ($0.2 million).

SAME-STORE RESULTS

Same-store cash NOI increased $0.4 million to $27.3 million in 2003 due to a $4.4 million increase in cash revenue partially offset by a $3.9 million increase in operating costs.  Cash operating margins before ground rent decreased from 57.6% to 54.5%.

GAAP NOI decreased by $0.1 million over the prior year, and GAAP operating margins before ground rent decreased from 61.8% to 57.5%.

The $3.9 million increase in same-store operating expenses resulted from:

•                  $2.0 million (30%) increase in real estate taxes due to higher property value assessments (12%) and an increase in the New York City tax rate (18%)

•                  $0.8 million (28%) increase in insurance costs due to higher premiums from the Company’s insurance policy that was renewed in October 2002

•                  $0.6 million (78%) increase in management, professional and advertising costs

•                  $0.2 million (11%) increase in repairs, maintenance and security expenses

•                  $0.2 million (5%) increase in utility costs primarily due to higher oil prices.

The $4.4 million increase in cash revenue was due to:

1.               $1.5 million increase in cash rental revenue due to (i) a $0.9 million increase resulting from higher replacement rents, including early renewals, on approximately 489,000 rentable square feet that were 14% higher than previously fully escalated rents and (ii) $0.5 million from increased cash revenue from rent-steps and reduced free rent

2.               $2.6 million increase in escalation and reimbursement revenue due to (i) the increased escalation revenue from real estate taxes ($1.4 million), (ii) higher operating expense escalations ($0.7 million) and (iii) increased electric reimbursement ($0.4 million)

3.               $0.4 million from higher weighted-average occupancy in 2003 (97.2%) compared to 2002 (96.5%).

The electric recovery rate for the quarter was approximately 93%.

QUARTERLY LEASING HIGHLIGHTS

Vacancy at March 31, 2003 was 575,043 useable square feet net of holdover tenants.  During the quarter, 296,550 additional useable office square feet became available at an average escalated cash rent of $30.36 per rentable square foot.  Space available before holdovers to lease during the quarter totaled 871,593 useable square feet, or 6.8% of the total portfolio.

During the second quarter, 67 leases were signed totaling 226,546 useable square feet.  New cash rents averaged $31.52 per rentable square foot.  Replacement rents were 10% greater than rents on previously occupied space, which had fully escalated cash rents averaging $28.04 per rentable square foot.  The average lease term was 6.9 years and average tenant concessions were 1.8 months of free rent with an allowance of $20.34 per rentable square foot.  Including early renewals and excluding holdover tenants, the tenant renewal rate was 22% based on square feet expiring.  Thirty-one leases have expired comprising 70,664 useable square feet that are in a holdover status.  This results in 574,383 useable square feet (net of holdovers) remaining available as of June 30, 2003.

The Company signed 8 office leases for 12,859 useable square feet that were for early renewals.  The early renewals for space were not scheduled to become available until after the first quarter of 2004.  The Company was able to renew current office tenants at an average cash rent of $32.01 per rentable square foot, representing an increase of 12% over the previously fully escalated rents of $28.63.  The average lease term on the office early renewals was 4.4 years.

PROPERTY ACTIVITY

1370 Broadway

New York, New York

The Company has entered into an agreement to sell 1370 Broadway for total consideration of $58.5 million, or $234 per square foot.  This sale will result in a gain of approximately $3.9 million.  The transaction is expected to close during the third quarter of 2003.  The taxable gain, inclusive of the deferred gain from the prior sale of 17 Battery South, totaling $18.5 million, will be deferred into the pending acquisition of 461 Fifth Avenue.

461 Fifth Avenue
New York, New York

On July 21, 2003, the Company announced that it had entered into an agreement to acquire the long-term leasehold interest in 461 Fifth Avenue for $62.3 million, or $312 per square foot.  The going-in unlevered cash NOI yield on investment is 7.74% based on fully escalated in-place rents averaging in the high $50’s per square foot.  The leasehold acquisition will be funded, in part, with the proceeds from the anticipated sale of 1370 Broadway, which the Company currently has under a signed contract.  As a 1031 tax-free exchange, the transaction will enable the Company to defer gains from this sale of 1370 Broadway and from the sale of 17 Battery Place South, which gain was initially re-invested in 1370 Broadway.  The balance of the acquisition will be funded using the Company’s unsecured line of credit.

875 Bridgeport Avenue
Shelton, Connecticut

The Company sold 875 Bridgeport Avenue in Shelton, Connecticut for $16.2 million, or $252 per square foot.  As part of the sale, the existing $14.8 million mortgage was assumed by the purchaser.  The transaction closed in May of 2003 and resulted in a $0.3 million loss.  A majority of the taxable gain, from the prior sale of 29 West 35th Street ($8.3 million), will be reinvested and further deferred into 220 East 42nd Street and 125 Broad Street.

OTHER ACTIVITY

10-Year Forward Swap

In June 2003, the Company executed a 10-year, $146 million forward swap in anticipation of a financing to be executed in the fourth quarter of 2003.  The forward swap hedged the Treasury rate on the future funding at an effective rate of 3.5%, as well as the swap-spread, which is highly correlated to the credit risk spread.

Unsecured Term Loan

On June 5, 2003, the Company increased its unsecured term loan facility led by Wells Fargo Bank to $200.0 million from its original capacity of $150.0 million.  In addition, the facility’s maturity date has been extended to June 8, 2008.  The facility has an outstanding balance totaling $100.0 million at June 30, 2003.

180 Madison Mortgage Financing

In July 2003, the Company completed a $45.0 million first mortgage financing of the property located at 180 Madison Avenue, owned through a joint venture with Morgan Stanley Real Estate Fund.  The mortgage bears interest at a fixed rate of 4.57% per annum and matures in July 2008.  The financing proceeds were used to pay off the existing $31.6 million first mortgage.  The excess proceeds of approximately $6.0 million to be received by the Company will reduce the outstanding balance on the Company’s unsecured line of credit.

2003 Long-Term Outperformance Compensation Plan

At the May, 2003 meeting of the Company’s Board of Directors, the Board ratified a long-term, seven-year compensation program for senior management.  The program, which measures the Company’s performance over a 48-month period (unless terminated earlier) commencing with the second quarter, 2003, provides that holders of the Company’s common equity are to achieve a 40% total return during the measurement period over a base of $30.07 per share before any restricted stock awards are granted.  Management will receive an award of restricted stock in an amount between 8% and 10% of the excess return over the baseline return.  At the end of the four-year measurement period, 40% of the award will vest on the measurement date and 60% of the award will vest ratably over the subsequent three years based on continued employment.  Any restricted stock to be issued under the program will be allocated from the Company’s stock option plan, which was previously approved through a shareholder vote in May, 2002.

COMMON AND PREFERRED DIVIDENDS

On June 15, 2003 the Company declared a dividend of $0.465 per common share for the quarter ended June 30, 2003.  This dividend reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.86 per common share.

The Company also declared a dividend of $0.50 per share of Preferred Income Equity Redeemable Stock for shareholders of record as of June 30, 2003.  Both dividends were paid on July 15, 2003.

OTHER

Annually, the Company adjusts the same-store pool to include all properties owned for a minimum of twelve months (since January 1, 2002).  The 2003 same-store pool includes the following wholly owned properties:

2003 SAME-STORE

673 First Avenue	1140 Avenue of the Americas	420 Lexington Avenue
470 Park Avenue South	1466 Broadway	70 West 36th Street
555 West 57th Street	440 Ninth Avenue	1414 Avenue of the Americas
711 Third Avenue	1372 Broadway	292 Madison Avenue
286 Madison Avenue	290 Madison Avenue	17 Battery Place North
110 East 42nd Street	317 Madison Avenue

FINANCIAL HIGHLIGHTS

Second Quarter

Unaudited

	June 30,
	2003	2002
Operational Information
Total Revenues ($000’s)	$74,351	$57,919
Funds from Operations
FFO per share- diluted	$0.87	$0.81
FFO Payout	53.29%	54.67%
Funds Available for Distribution
FAD per share- diluted	$0.60	$0.69
FAD Payout	77.60%	64.26%
Net Income Available to Common Shareholders - Basic	$0.50	$0.52
Net Income Available to Common Shareholders - Diluted	$0.49	$0.51
Dividends per Common share	$0.465	$0.443
Weighted Average Shares Outstanding - Diluted	38,819	33,183
Same-store Cash NOI	$27,354	$26,904
Equity Capitalization Data	$1,168,094	$1,159,338
Total Assets	$1,725,583	$1,479,874
Total Consolidated Debt	$762,530	$595,302
Minority Interest	$54,164	$45,644
Preferred Stock	$111,984	$111,474
Quarter End Closing Price - SLG Common Stock	$34.89	$35.65
Total Market Capitalization	$2,441,671	$2,266,290
Ratios
Consolidated Debt to Total Market Capitalization	37.28%	31.84%
Combined Debt to Total Market Capitalization	47.45%	43.77%
Consolidated Fixed Charge	2.55	2.60
Combined Fixed Charge	2.36	2.38
Portfolio
Total Buildings
Directly Owned	20	19
Joint Ventures	6	6
	26	25
Total SF	12,860,000	11,533,000
End of Quarter Occupancy - Total	95.5%	97.2%
End of Quarter Occupancy - 2003 Same-Store	97.3%	96.6%

COMPARATIVE BALANCE SHEETS
Unaudited (000’s omitted)

	6/30/2003	6/30/2002	+/-	3/31/2003	+/-	12/31/2002	+/-
Assets
Commercial real estate properties, at cost:
Land & land interests	167,793	138,337	29,456	182,510	(14,717)	131,078	36,715
Buildings & improvements fee interest	839,139	701,721	137,418	981,971	(142,832)	683,165	155,974
Buildings & improvements leasehold	247,336	145,264	102,072	150,375	96,961	149,326	98,010
Buildings & improvements under capital lease	12,208	12,208	—	12,208	—	12,208	—
	1,266,476	997,530	268,946	1,327,064	(60,588)	975,777	290,699
Less accumulated depreciation	(136,836)	(115,555)	(21,281)	(130,675)	(6,161)	(126,669)	(10,167)
	1,129,640	881,975	247,665	1,196,389	(66,749)	849,108	280,532
Other Real Estate Investments:
Investment in unconsolidated joint ventures	216,620	223,354	(6,734)	213,802	2,818	214,644	1,976
Mortgage loans receivable	104,185	127,814	(23,629)	93,145	11,040	78,245	25,940
Preferred equity investments	21,332	67,434	(46,102)	21,351	(19)	67,395	(46,063)

Assets held for sale	50,088	—	50,088	16,226	33,862	41,536	8,552
Cash and cash equivalents	16,810	20,486	(3,676)	24,619	(7,809)	58,020	(41,210)
Restricted cash:
Tenant security	20,654	18,974	1,680	20,709	(55)	20,656	(2)
Escrows & other	41,181	15,517	25,664	38,326	2,855	8,426	32,755
Tenant and other receivables, net of $6,876 reserve at 6/30/03	10,448	8,619	1,829	8,921	1,527	6,587	3,861
Related party receivables	3,945	3,515	430	5,213	(1,268)	4,868	(923)
Deferred rents receivable, net of reserve for tenant credit loss of $7,054 at 6/30/03	58,834	55,975	2,859	57,223	1,611	55,731	3,103
Investment in and advances to affiliates	3,133	2,949	184	3,733	(600)	3,979	(846)
Deferred costs, net	37,694	34,571	3,123	37,251	443	35,511	2,183
Other assets	11,019	18,691	(7,672)	18,911	(7,892)	28,464	(17,445)

Total Assets	1,725,583	1,479,874	245,709	1,755,819	(30,236)	1,473,170	252,413

Supplemental Package Information	Second Quarter 2003

	6/30/2003	6/30/2002	+/-	3/31/2003	+/-	12/31/2002	+/-
Liabilities and Stockholders’ Equity
Mortgage notes payable	620,530	397,371	223,159	621,469	(939)	367,503	253,027
Unsecured term loan	100,000	—	100,000	100,000	—	100,000	—
Revolving credit facilities	42,000	197,931	(155,931)	51,000	(9,000)	74,000	(32,000)
Derivative Instruments-fair value	12,829	4,991	7,838	11,553	1,276	10,962	1,867
Accrued interest payable	3,158	1,951	1,207	2,917	241	1,806	1,352
Accounts payable and accrued expenses	44,951	27,259	17,692	36,906	8,045	41,197	3,754
Deferred compensation awards	—	671	(671)	—	—	1,329	(1,329)
Deferred revenue	6,464	2,920	3,544	27,337	(20,873)	3,096	3,368
Capitalized lease obligations	16,012	15,802	210	15,937	75	15,862	150
Deferred land lease payable	14,946	14,406	540	14,786	160	14,626	320
Dividend and distributions payable	17,923	16,706	1,217	17,859	64	17,436	487
Liabilities related to assets held for sale	748	—	748	14,821	(14,073)	21,321	(20,573)
Security deposits	20,872	19,261	1,611	20,928	(56)	20,948	(76)
Total Liabilities	900,433	699,269	201,164	935,513	(35,080)	690,086	210,347

Minority interest (2,306 units outstanding) at 6/30/03	54,164	45,644	8,520	55,309	(1,145)	44,718	9,446

8% Preferred Income Equity Redeemable Shares $0.01 par value, $25.00 mandatory liquidation preference, 4,600 outstanding	111,984	111,474	510	111,852	132	111,721	263

Stockholders’ Equity
Common stock, $.01 par value 100,000 shares authorized, 31,173 issued and outstanding at 6/30/03	311	303	8	309	2	304	7
Additional paid – in capital	609,321	590,197	19,124	603,907	5,414	592,585	16,736
Deferred compensation plans & officer loans	(8,608)	(6,165)	(2,443)	(9,224)	616	(5,562)	(3,046)
Accumulated other comprehensive loss	(12,702)	(4,709)	(7,993)	(11,375)	(1,327)	(10,740)	(1,962)
Retained earnings	70,680	43,861	26,819	69,528	1,152	50,058	20,622
Total Stockholders’ Equity	659,002	623,487	35,515	653,145	5,857	626,645	32,357

Total Liabilities and Stockholders’ Equity	1,725,583	1,479,874	245,709	1,755,819	(30,236)	1,473,170	252,413

COMPARATIVE STATEMENTS OF OPERATIONS
Unaudited (000’s omitted)

	Three Months Ended				Three Months Ended		Six Months Ended
	Jun-03	Jun-02	+/-%		Mar-03%		Jun-03	Jun-02
Revenues
Rental revenue, net	57,021	43,033	13,988	33%	50,008	14%	107,028	85,404

Free rent	1,695	1,603	92	6%	1,326	28%	3,021	3,086
Amortization of free rent	(1,165)	(916)	(249)	27%	(742)	57%	(1,907)	(1,744)
Net free rent	530	687	(157)	-23%	584	-9%	1,114	1,342

Straight-line rent	2,180	1,503	677	45%	1,376	58%	3,557	3,142
FAS 141 Revenue Adjustment	(55)	—	(55)	0%	—	0%	(55)	—
Allowance for S/L tenant credit loss	(367)	(512)	145	-28%	(409)	-10%	(776)	(998)
Escalation and reimbursement revenues	10,022	5,977	4,045	68%	8,178	23%	18,200	12,312
Signage rent	407	267	140	52%	325	25%	732	733
Preferred equity investment income	731	1,934	(1,203)	-62%	1,556	-53%	2,287	3,845
Investment income	2,718	3,828	(1,110)	-29%	3,361	-19%	6,079	7,548
Other income	1,164	1,202	(38)	-3%	1,699	-31%	2,863	2,174
Total Revenues, net	74,351	57,919	16,433	28%	66,678	12%	141,029	115,502

Equity in income/(loss) from affiliates	(99)	307	(406)	-132%	(97)	2%	(196)	223
Equity in income from unconsolidated joint ventures	3,651	3,998	(347)	-9%	4,176	-13%	7,827	7,331

Operating expenses	19,313	13,474	5,839	43%	16,685	16%	35,998	26,437
Ground rent	3,266	3,159	107	3%	3,164	3%	6,430	6,318
Real estate taxes	10,955	6,775	4,180	62%	9,629	14%	20,584	13,556
Marketing, general and administrative	2,804	3,357	(553)	-16%	3,186	-12%	5,990	6,559
Total Operating Expenses	36,338	26,765	9,573	36%	32,664	11%	69,002	52,870

EBITDA	41,565	35,459	6,106	17%	38,093	9%	79,658	70,186

Interest	11,723	8,821	2,902	33%	9,651	21%	21,374	17,239
FAS 141 Interest Adjustment	(149)	—	(149)	0%	—	0%	(149)	—
Depreciation and amortization	11,573	9,132	2,441	27%	10,590	9%	22,163	18,139

Income Before Minority Interest and Items	18,418	17,506	913	5%	17,852	3%	36,270	34,808

Income from Discontinued Operations	958	1,625	(667)	-41%	1,733	-45%	2,691	3,010
Gain/(Loss) on sale of Discontinued Operations	(300)	—	(300)	0%	17,824	-102%	17,524	—
Minority interest - OP	(1,103)	(1,033)	(70)	7%	(1,062)	4%	(2,165)	(2,084)
Net Income	17,973	18,098	(125)	-1%	36,347	-51%	54,320	35,734

Dividends on preferred shares	2,300	2,300	(0)	0%	2,300	0%	4,600	4,600
Preferred stock accretion	131	123	8	6%	131	0%	262	246
Net Income Available For Common Shareholders	15,542	15,675	(133)	-1%	33,916	-54%	49,458	30,888

Ratios
MG&A to Real Estate Revenue, net	4.02%	6.59%			5.30%		4.61%	6.43%
MG&A to Total Revenue, net	3.77%	5.80%			4.78%		4.25%	5.68%
Operating Expense to Real Estate Revenue, net	27.67%	26.44%			27.78%		27.72%	25.94%
EBITDA to Real Estate Revenue, net	59.55%	69.59%			63.42%		61.34%	68.85%
EBITDA before Ground Rent to Real Estate Revenue, net	64.23%	75.79%			68.69%		66.29%	75.05%

	Three Months Ended				Three Months Ended		Six Months Ended
	Jun-03	Jun-02	+/-%		Mar-03%		Jun-03	Jun-02

Per share data:

Earnings per Share
Net income per share (basic)	0.50	0.52	(0.02)	-4%	1.11	-55%	1.60	1.03
Net income per share (diluted)	0.49	0.51	(0.02)	-4%	1.01	-51%	1.51	1.00

Taxable Income
Net Income Available For Common Shareholders	15,542	15,675	(133)	-1%	33,916	-54%	49,458	30,888
Book/Tax Depreciation Adjustment	2,047	1,794	253	14%	2,546	-20%	4,593	3,597
Book/Tax Gain Recognition Adjustment	—	1,680	(1,680)	-100%	(12,827)	-100%	(12,827)	1,680
Other Operating Adjustments	(2,455)	(4,351)	1,896	-44%	(4,100)	-40%	(6,555)	(7,923)
C-corp Earnings	99	(307)	406	-132%	97	2%	196	(222)
Taxable Income	15,233	14,491	742	5%	19,632	-22%	34,865	28,020

Dividend per share	0.465	0.4425	0.02	5%	0.465	0%	0.93	0.89
Estimated payout of taxable income	110%	92%	0	20%	84%	31%	96%	95%
Basic weighted average common shares	31,082	30,200	882	3%	30,706	1%	30,895	30,097
Diluted weighted average common shares and common share equivalents outstanding	38,819	33,183	5,636	17%	38,182	2%	38,512	33,051

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, and 1412 Broadway through 1031 exchanges.

JOINT VENTURE STATEMENTS
Balance sheet for unconsolidated joint ventures Unaudited (000’s omitted)

	June 30, 2003			June 30, 2002
	Total Property	SLG Property Interest		Total Property	SLG Property Interest
Land & land interests	216,995	115,709		217,266	125,411
Buildings & improvements	909,754	484,605		901,388	522,733
	1,126,749	600,314		1,118,654	648,144
Less accumulated depreciation	(50,549)	(26,466)		(26,223)	(16,731)

Net Real Estate	1,076,200	573,848		1,092,431	631,413
		—
Cash and cash equivalents	31,671	16,357		27,266	15,751
Restricted cash	30,346	16,110		23,541	13,890
Tenant receivables, net of $898 reserve	4,778	2,594		4,303	2,687
Deferred rents receivable, net of reserve for tenant credit loss of $898 at 6/30/03	18,407	9,646		9,370	6,199
Deferred costs, net	12,328	6,580		14,726	9,691
Other assets	14,939	8,151		12,932	8,079

Total Assets	1,188,669	633,286		1,184,569	687,710

Mortgage loan payable	741,993	395,712	references pages 20 & 23	743,200	434,900
Derivative Instruments-fair value	(0)	(0)		(689)	(532)
Accrued interest payable	2,063	1,069		2,314	1,298
Accounts payable and accrued expenses	15,888	8,222		16,498	10,595
Security deposits	5,454	2,749		5,437	3,461
Contributed Capital	423,271	225,534	references page 12	417,809	237,989

Total Liabilities and Equity	1,188,669	633,286		1,184,569	687,710

As of June 30, 2003 the Company has six joint venture interests representing a 50% interest in 180 Madison Avenue acquired in December 2000, a 55% interest in 1250 Broadway acquired in September 2001, a 50% interest in 100 Park Avenue acquired in February 2000, a 35% interest in 321 West 44th Street contributed May 2000, a 55% interest in 1 Park Avenue contributed in June 2001, and a 55% interest in 1515 Broadway acquired in May 2002.  These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.  Additional detail is available on page 27.

(1) This analysis includes hedge instruments at fair value of $339k on 1250 Broadway during 2Q02.

	Three Months Ended June 30, 2003			Three Months Ended June 30, 2002
	Total Property	SLG Property Interest	SLG Subsidiary	Total Property	SLG Property Interest	SLG Subsidiary
Revenues
Rental Revenue, net	33,108	17,586		29,259	15,215
Free rent	930	499		330	156
Amortization of free rent	(284)	(146)		(123)	(61)
Net free rent	646	353		206	95

Straight-line rent	1,866	996		1,540	808
Allowance for S/L tenant credit loss	(265)	(140)		(304)	(159)
Escalation and reimbursement revenues	8,132	4,313		4,860	2,496
Investment income	142	76		225	119
Other income	9	5		111	60
Total Revenues, net	43,638	23,189		35,897	18,634

Expenses
Operating expenses	12,252	6,510		8,842	4,579
Real estate taxes	8,186	4,345		5,507	2,855
Total Operating Expenses	20,438	10,855		14,349	7,434

GAAP NOI	23,465	12,474		21,852	11,359
Cash NOI	20,952	11,125		20,107	10,456

Interest	8,964	4,730		7,947	4,111
Depreciation and amortization	7,432	3,953		5,938	3,091

Net Income	6,804	3,651	references page 14	7,663	3,998

Plus: Real Estate Depreciation	6,485	3,438	references page 19	5,216	2,713
Plus: Extraordinary Loss	—	—		—	—
Plus: Management & Leasing Fees	—	—	50	—	—	57
Funds From Operations	13,289	7,089		12,879	6,711

FAD Adjustments:
Plus: Non Real Estate Depreciation	947	515		722	378
Plus: 2% Allowance for S/L Tenant Credit Loss	265	164		304	159
Less: Free and S/L Rent	(2,512)	(1,349)		(1,746)	(903)
Less: Second Cycle Tenant Improvement,	(839)	(430)		—
Less: Second Cycle Leasing Commissions	(199)	(100)
Less: Recurring Capex	(87)	(45)		(4,035)	(1,868)
FAD Adjustment	(2,425)	(1,245)		(4,755)	(2,234)

Operating Expense to Real Estate Revenue, net	28.00%	28.00%		24.65%	24.60%
GAAP NOI to Real Estate Revenue, net	53.63%	53.66%		60.93%	61.02%
Cash NOI to Real Estate Revenue, net	47.89%	47.85%		56.06%	56.17%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(000’s omitted)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Deferred Compensation Plan	Accumulated Other Comprehensive Loss	TOTAL

Balance at December 31, 2001	300	583,350	39,684	(7,515)	(2,911)	612,908

Net Income			74,331			74,331
Preferred Dividend and Accretion			(9,690)			(9,690)
Exercise of employee stock options	3	6,644				6,647
Cash distributions declared ($1.7925 per common share)			(54,267)			(54,267)
Comprehensive Income - Unrealized loss of derivative instruments					(7,829)	(7,829)
Redemption of operating partnership units	1	3,128				3,129
Deferred compensation plan		(537)		534		(3)
Amortization of deferred compensation				1,419		1,419
Balance at December 31, 2002	304	592,585	50,058	(5,562)	(10,740)	626,645

Net Income			54,320			54,320
Preferred Dividend and Accretion			(4,862)			(4,862)
Exercise of employee stock options	2	6,772				6,774
Cash distributions declared ($0.930 per common share)			(28,836)			(28,836)
Comprehensive Income - Unrealized loss of derivative instruments					(1,962)	(1,962)
Redemption of operating partnership units	3	5,688				5,691
Deferred compensation plan	2	4,276		(4,278)		—
Amortization of deferred compensation				1,232		1,232
Balance at June 30, 2003	311	609,321	70,680	(8,608)	(12,702)	659,002

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock Options	Sub-total	Preferred Stock	Diluted Shares

Balance at December 31, 2002	30,421,693	2,145,190	—	32,566,883	4,698,900	37,265,783

YTD share activity	751,200	161,257		912,457		912,457
Balance at June 30, 2003- Basic	31,172,893	2,306,447	—	33,479,340	4,698,900	38,178,240

Dilution Factor	(277,921)	(3,606)	615,335	333,808		333,808
Balance at June 30, 2003 - Diluted	30,894,972	2,302,841	615,335	33,813,148	4,698,900	38,512,048

COMPARATIVE COMPUTATION OF FFO AND FAD
Unaudited ($000’s omitted - except per share data)

		Three Months Ended June 30,			Three Months Ended March 31,
		2003	2002	% Change	2003	% Change
Funds from operations
Net Income before Minority Interests and Items		18,418	17,506	5%	17,852	3%

Add:	Depreciation and Amortization	11,573	9,132	27%	10,590	9%
	FFO from Discontinued Operations	1,333	2,359	-44%	2,184	-39%
	FFO adjustment for Joint Ventures	3,438	2,713	27%	3,387	2%
Less:	Dividends on Preferred Shares	2,300	2,300	0%	2,300	0%
	Non Real Estate Depreciation/Amortization of Finance Costs	886	1,050	-16%	1,485	-40%
	Funds From Operations - Basic	31,576	28,360	11%	30,228	4%

	Funds From Operations - Basic per Share	0.94	0.87	8%	0.92	2%

Add:	Dividends on Preferred Shares	2,300	2,300	0%	2,300	0%
	Funds From Operations - Diluted	33,876	30,660	10%	32,528	4%

	Funds From Operations - Diluted per Share	0.87	0.81	7%	0.85	2%

Funds Available for Distribution
FFO		33,876	30,660	10%	32,528	4%

Add:	Non Real Estate Depreciation	886	1,050	-16%	1,485	-40%
	2% Allowance for S/L Tenant Credit Loss	367	512	-28%	409	-10%
	Straight-line Ground Rent	160	160	0%	160	0%
	Non-cash Deferred Compensation	616	637	-3%	616	0%
Less:	FAD adjustment for Joint Ventures	1,245	2,234	-44%	3,441	-64%
	FAD adjustment for Discontinued Operations	130	124	5%	150	-13%
	Straight-line Rental Income	2,180	1,503	45%	1,376	58%
	Net FAS 141 Adjustment	93	—	0%	—	0%
	Free Rent - Occupied (Net of Amortization, incl. First Cycle)	530	687	-23%	584	-9%
	Amortization of Mortgage Investment Discount	40	97	-59%	82	-51%
	Second Cycle Tenant Improvements	5,704	1,429	299%	1,460	291%
	Second Cycle Leasing Commissions	1,697	757	124%	1,456	17%
	Revenue Enhancing Recurring CAPEX	137	—	0%	175	-21%
	Non- Revenue Enhancing Recurring CAPEX	886	101	780%	363	144%

Funds Available for Distribution		23,263	26,087	-11%	26,111	-11%
	Diluted per Share	0.60	0.69	-13%	0.68	-12%
First Cycle Leasing Costs
	Tenant Improvement	2,304	13	17094%	—	0%
	Leasing Commissions	261	—	0%	—	0%

Funds Available for Distribution after First Cycle Leasing Costs		20,698	26,074	-21%	26,111	-21%

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		0.53	0.69	-23%	0.68	-22%

Redevelopment Costs		3,712	1,207	208%	635	485%

Payout Ratio of Funds From Operations		53.29%	54.67%		54.58%
Payout Ratio of Funds Available for Distribution Before First Cycle		77.60%	64.26%		67.99%

		Six Months Ended June 30,
		2003	2002	% Change
Funds from operations
Net Income before Minority Interests and Items		36,270	34,808	4%

Add:	Depreciation and Amortization	22,163	18,139	22%
	FFO from Discontinued Operations	3,517	4,431	-21%
	FFO adjustment for Joint Ventures	6,825	4,594	49%
Less:	Dividends on Preferred Shares	4,600	4,600	0%
	Non Real Estate Depreciation/Amortization of Finance Costs	2,371	2,033	17%
	Funds From Operations - Basic	61,804	55,339	12%

	Funds From Operations - Basic per Share	1.86	1.71	9%

Add:	Dividends on Preferred Shares	4,600	4,600	0%
	Funds From Operations - Diluted	66,404	59,939	11%

	Funds From Operations - Diluted per Share	1.72	1.59	8%

Funds Available for Distribution
FFO		66,404	59,939	11%

Add:	Non Real Estate Depreciation	2,371	2,033	17%
	2% Allowance for S/L Tenant Credit Loss	776	998	-22%
	Straight-line Ground Rent	320	320	0%
	Non-cash Deferred Compensation	1,232	816	51%
Less:	FAD adjustment for Joint Ventures	4,686	3,084	52%
	FAD adjustment for Discontinued Operations	280	331	-15%
	Straight-line Rental Income	3,556	3,142	13%
	Net FAS 141 Adjustment	93	—	0%
	Free Rent - Occupied (Net of Amortization, incl. First Cycle)	1,114	1,342	-17%
	Amortization of Mortgage Investment Discount	122	192	-37%
	Second Cycle Tenant Improvements	7,164	5,032	42%
	Second Cycle Leasing Commissions	3,153	1,605	96%
	Revenue Enhancing Recurring CAPEX	312	—	0%
	Non- Revenue Enhancing Recurring CAPEX	1,249	188	563%

Funds Available for Distribution		49,374	49,190	0%
	Diluted per Share	1.28	1.30	-2%
First Cycle Leasing Costs
	Tenant Improvement	2,304	92	2415%
	Leasing Commissions	261	279	-6%

Funds Available for Distribution after First Cycle Leasing Costs		46,809	48,819	-4%

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		1.22	1.29	-7%

Redevelopment Costs		4,347	3,536	23%

Payout Ratio of Funds From Operations		53.65%	55.74%
Payout Ratio of Funds Available for Distribution Before First Cycle		72.15%	67.92%

SELECTED FINANCIAL DATA
Capitalization Analysis Unaudited ($000’s omitted)

	June 30,		March 31,	December 31,
	2003	2002	2003	2002
Market Capitalization
Common Equity:
Common Shares Outstanding	31,173	30,307	30,939	30,422
OP Units Outstanding	2,306	2,213	2,404	2,145
Total Common Equity (Shares and Units)	33,479	32,520	33,343	32,567
Share Price (End of Period)	34.89	35.65	30.56	31.60
Equity Market Value	1,168,094	1,159,338	1,018,972	1,029,101
Preferred Equity at Liquidation Value:	115,000	115,000	115,000	115,000

Real Estate Debt
Property Level Mortgage Debt	620,530	397,371	636,290	388,404
Company’s portion of Joint Venture Mortgages	396,047	396,650	396,194	396,361
Outstanding Balance on - Term Loan	100,000	—	100,000	100,000
Outstanding Balance on – Secured Credit Line	7,000	33,931	—	—
Outstanding Balance on – Unsecured Credit Line	35,000	164,000	51,000	74,000
Total Combined Debt	1,158,577	991,952	1,183,484	958,765
Total Market Cap (Debt & Equity)	2,441,671	2,266,290	2,317,456	2,102,865

Availability
Senior Unsecured Line of Credit
Maximum Line Available	300,000	300,000	300,000	300,000
Letters of Credit issued	5,000	5,000	5,000	15,000
Outstanding Balance	35,000	164,000	51,000	74,000
Net Line Availability	260,000	131,000	244,000	211,000

Wells Fargo Term Loan
Maximum Available	200,000	—	150,000	150,000
Outstanding Balance	100,000	—	100,000	100,000
Net Availability	100,000	—	50,000	50,000

Secured Line of Credit
Maximum Line Available	75,000	75,000	75,000	75,000
Outstanding Balance	7,000	33,931	—	—
Net Line Availability	68,000	41,069	75,000	75,000
Total Availability under Lines of Credit & Term Loan	428,000	172,069	369,000	336,000

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	37.28%	31.84%	40.98%	32.96%
Debt to Gross Real Estate Book Ratio (1)	57.92%	56.97%	59.88%	58.37%
Secured Real Estate Debt to Secured Assets Gross Book (1)	69.89%	68.48%	70.87%	66.18%
Unsecured Debt to Unencumbered Assets-Gross Book Value (1)	8.26%	42.44%	12.12%	20.30%
Secured Line of Credit to Structured Finance Assets (1)	5.58%	17.38%	0.00%	0.00%

Joint Ventures Allocated
Combined Debt to Market Cap Ratio	47.45%	43.77%	51.07%	45.59%
Debt to Gross Real Estate Book Ratio (1)	60.48%	60.58%	61.81%	61.41%
Secured Debt to Secured Assets Gross Book (1)	68.34%	67.50%	68.94%	66.24%

(1)                            Excludes property level capital obligations.

SELECTED FINANCIAL DATA
Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended June 30,				Three Months Ended March 31,
		2003	2002	+/-	% Change	2003	+/-	% Change
Funds from operations		31,576	28,360	3,216	11%	30,228	1,348	4%
Less:	Non – Building Revenue	7,723	9,939	(2,216)	-22%	9,597	(1,874)	-20%

Plus:	Interest Expense (incl. Capital Lease Int.)	11,966	9,518	2,448	26%	10,304	1,662	16%
	Non Real Estate Depreciation	886	1,057	(171)	-16%	1,463	(577)	-39%
	MG&A Expense	2,804	3,357	(553)	-16%	3,186	(382)	-12%
	Preferred Dividend	2,300	2,300	—	0%	2,300	—	0%
	GAAP NOI	41,809	34,653	7,156	21%	37,884	3,925	10%

Cash adjustments
Less:	Free Rent (Net of Amortization)	411	880	(469)	-53%	1,224	(813)	-66%
	Net FAS 141 Adjustment	93	—	93	0%	—	93	0%
	Straightline Revenue Adjustment	3,239	2,409	830	34%	2,541	698	27%

Plus:	Ground Lease Straight-line Adjustment	160	160	—	0%	160	—	0%
	Cash NOI	38,226	31,524	6,703	21%	34,279	3,947	12%

	Real Estate Revenue, net	72,157	55,528	16,629	30%	64,514	7,643	12%

Operating margins
	GAAP NOI/Real Estate Revenue, net	57.94%	62.41%			58.72%
	Cash NOI/Real Estate Revenue, net	52.98%	56.77%			53.13%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	62.47%	68.41%			63.63%
	Cash NOI before Ground Rent/Real Estate Revenue, net	57.28%	62.31%			57.79%

Components of debt and fixed charges
	Interest on Fixed Rate Loans	7,663	5,718	1,945	34%	6,232	1,431	23%
	Interest on Floating Rate Loans	4,303	3,800	503	13%	4,073	230	6%
	Fixed Amortization Principal Payments	1,005	1,643	(638)	-39%	930	75	8%
	Total Debt Service	12,971	11,161	1,810	16%	11,235	1,736	15%

	Payments under Ground Lease Arrangements	3,106	2,999	107	4%	3,004	102	3%
	Preferred Stock Dividend	2,300	2,300	—	0%	2,300	—	0%
	Total Fixed Charges	18,377	16,460	1,917	12%	16,539	1,838	11%

Adjusted EBITDA		46,867	42,822			43,695
Interest Coverage Ratio		3.92	4.50			4.24
Debt Service Coverage ratio		3.61	3.84			3.89
Fixed Charge Coverage ratio		2.55	2.60			2.64

SELECTED FINANCIAL DATA
2003 Same Store Unaudited ($000’s omitted)

		Three Months Ended June 30,				Three Months Ended March 31,
		2003	2002	+/-	% Change	2003	+/-	% Change
Revenues
	Rental Revenue	46,535	45,551	984	2%	46,925	(389)	-1%
	Credit Loss	(408)	(511)	104	-20%	(367)	(40)	11%
	Signage Rent	387	267	120	45%	294	93	32%
	Escalation & Reimbursement Revenues	8,504	5,885	2,619	45%	7,407	1,096	15%
	Investment & Other Income	296	444	(148)	-33%	718	(423)	-59%
	Total Revenues	55,314	51,635	3,679	7%	54,978	336	1%
Expenses
	Operating Expense	14,426	12,561	1,865	15%	14,510	(83)	-1%
	Ground Rent	3,159	3,159	(0)	0%	3,159	—	0%
	Real Estate Taxes	8,815	6,775	2,040	30%	8,815	(0)	0%
		26,400	22,495	3,905	17%	26,484	(83)	0%

	EBITDA	28,914	29,140	(226)	-1%	28,494	419	1%

	Interest	7,283	7,318	(36)	0%	7,133	150	2%
	Depreciation & Amortization	8,472	8,026	447	6%	8,018	454	6%

	Income Before Minority Interest	13,159	13,796	(637)	-5%	13,342	(184)	-1%
Plus:	Real Estate Depreciation & Amortization	8,199	7,686	513	7%	7,768	431	6%

	FFO	21,358	21,481	(123)	-1%	21,111	248	1%

Less:	Non – Building Revenue	72	205	(132)	-65%	407	(334)	-82%

Plus:	Interest Expense	7,283	7,318	(36)	0%	7,133	150	2%
	Non Real Estate Depreciation	274	340	(67)	-20%	250	24	9%
	GAAP NOI	28,843	28,934	(91)	0%	28,087	756	3%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	258	687	(429)	-62%	436	(178)	-41%
	Straightline Revenue Adjustment	1,391	1,503	(112)	-7%	1,246	145	12%

Plus:	Ground Lease Straight-line Adjustment	160	160	—	0%	160	—	0%
	Cash NOI	27,354	26,904	450	2%	26,565	789	3%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	51.83%	55.70%			51.12%
	Cash NOI to Real Estate Revenue, net	49.15%	51.80%			48.35%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	57.51%	61.79%			56.87%
	Cash NOI before Ground Rent/Real Estate Revenue, net	54.54%	57.57%			53.81%

DEBT SUMMARY SCHEDULE
Unaudited ($000’s omitted)

	Principal O/S Outstanding 6/30/2003	Coupon	Fixed Annual Payment	2003 Principal Repayment
Fixed rate debt

Secured fixed Rate Debt
125 Broad Street	76,499	8.29%	7,058	799
673 First Avenue	35,000	5.67%	1,985	—
CIBC (against 1414 Ave. of Americas and 70 W. 36th St.)	25,506	7.90%	2,429	363
711 Third Avenue	48,240	8.13%	4,420	410
555 West 57th Street (Libor collar of 6.10% - 6.58% + 200bps)	67,916	8.10%	5,576	—
420 Lexington Avenue	122,191	8.44%	12,463	1,771
317 Madison (Libor Swap of 4.01% + 180bps)	65,000	5.81%	3,829	—

	440,352	7.69%	37,759	3,343

Unsecured fixed rate debt
Wells Fargo Unsecured Term Loan (Libor swap of 1.64% + 150bps) (1)	100,000	3.14%	3,140	—

Total Fixed Rate Debt/Wtd Avg	540,352	6.85%	40,899	3,343

Floating rate Debt
Secured floating rate debt
220 E 42nd Street	158,000	3.02%		—
Structured Finance Loan (Libor + 100bp)	22,178	2.34%		—
Secured Line of Credit (Libor + 150bps)	7,000	2.79%		—
Total Floating Rate Secured Debt/Wtd Avg	187,178	2.93%		—

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 150 bps)	35,000	2.68%		—
Total Floating Rate Unsecured Debt/Wtd Avg	35,000	2.68%		—

Total Floating Rate Debt Outstanding	222,178	2.89%

Total Debt/Wtd Avg	762,530	5.69%

Weighted Average Balance & Interest Rate	785,734	5.95%

	Maturity Date	Due at Maturity	As-Of Right Extension	Earliest Prepayment
Fixed rate debt

Secured fixed Rate Debt
125 Broad Street	10/11/2007	72,320	—	Oct-03
673 First Avenue	2/20/2013	29,863	—	Feb-06
CIBC (against 1414 Ave. of Americas and 70 W. 36th St.)	5/1/2009	12,196	—	Apr-03
711 Third Avenue	9/10/2005	47,247	—	Jun-04
555 West 57th Street (Libor collar of 6.10% - 6.58% + 200bps)	11/4/2004	66,959	—	Open
420 Lexington Avenue	11/1/2010	104,406	—	Open
317 Madison (Libor Swap of 4.01% + 180bps)	8/20/2004	65,000	8/20/2006	Open

Unsecured fixed rate debt
Wells Fargo Unsecured Term Loan (Libor swap of 1.64% + 150bps) (1)	11/5/2007	100,000	—	Nov-05

Total Fixed Rate Debt/Wtd Avg

Floating rate Debt
Secured floating rate debt
220 E 42nd Street	9/1/2004	158,000	—	Sep-04
Structured Finance Loan (Libor + 100bp)	11/1/2003	22,178	—	Nov-03 (4)
Secured Line of Credit (Libor + 150bps)	12/22/2004	—	12/22/2005	Open
Total Floating Rate Secured Debt/Wtd Avg

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 150 bps)	3/20/2006	35,000	—	Open
Total Floating Rate Unsecured Debt/Wtd Avg

Total Floating Rate Debt Outstanding

Total Debt/Wtd Avg

Weighted Average Balance & Interest Rate

SUMMARY OF JOINT VENTURE DEBT

	Principal O/S		Coupon	Fixed Annual Payment	2003 Principal Repayment
	Gross Principal	SLG Share
Joint Venture Debt
180 Madison JV	31,575	15,756	7.81%	2,788	300
1250 Broadway (Libor Swap of 4.03% + 250bp) (2)	85,000	46,750	6.53%	5,551	—
1515 Broadway (Libor + 191 bps) (3)	335,000	184,250	4.01%	—	—
321 W 44th JV (Libor + 250bps)	22,000	7,700	3.82%	—	—
1 Park Avenue (Libor + 150 bps)	150,000	82,500	2.80%	—	—
100 Park Avenue JV	118,418	59,091	8.00%	10,211	478
100%
Total Joint Venture Debt/Wtd Avg	741,993	396,047	4.80%	18,549	778

Weighted Average Balance & Interest Rate with SLG JV debt		1,179,732	5.53%

	Maturity Date	Due at Maturity	As-Of Right Extension	Earliest Prepayment
Joint Venture Debt
180 Madison JV	12/1/2005	30,778	—	Open
1250 Broadway (Libor Swap of 4.03% + 250bp) (2)	10/1/2004	85,000	10/1/2006	Open
1515 Broadway (Libor + 191 bps) (3)	5/14/2004	184,250	5/14/2006	Open
321 W 44th JV (Libor + 250bps)	4/30/2004	7,700	—	Open
1 Park Avenue (Libor + 150 bps)	1/10/2004	82,500	—	Open
100 Park Avenue JV	9/1/2010	107,488	—	Open

Total Joint Venture Debt/Wtd Avg

Weighted Average Balance & Interest Rate with SLG JV debt

(1)	Libor swap on debt is stepped. On Janary 4, 2004 base swap will increase to 4.06% for balance of the term. The weighted libor base is 3.56%.
(2)	Swap on 1250 mortgage executed on SLG portion only through January 11, 2005.
(3)	Spread on 1515 is weighted for first mortgage and mezzanine pieces. In August 2002 a swap at a Libor of 2.29% was placed on $100mm of SL Green’s share of debt.
(4)	Extension option exercised November 2002.

SUMMARY OF GROUND LEASE ARRANGEMENTS
Consolidated Statement (REIT) ($000’s omitted)

Property	2003 Scheduled Cash Payment	2004 Scheduled Cash Payment	2005 Scheduled Cash Payment	2006 Scheduled Cash Payment	Deferred Land Lease Obligations (1)	Year of Maturity

Operating Leases
673 First Avenue	3,010	3,010	3,108	3,304	13,516	2037
1140 Avenue of Americas (2)	348	348	348	348	—	2016	(3)
420 Lexington Avenue (2)	7,074	7,074	7,074	7,074	—	2008	(4)
711 Third Avenue (2) (5)	1,550	1,550	1,550	1,550	1,431	2032
125 Broad Street (2)	1,075	1,075	1,075	1,075	—	2067	(6)
Total	13,057	13,057	13,155	13,351	14,946

Capitalized Lease
673 First Avenue	1,290	1,290	1,322	1,416	16,012	2037

(1)               Per the balance sheet at June 30, 2003.

(2)               These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3)               The Company has a unilateral option to extend the ground lease for an additional 50 years to 2066.

(4)               Subject to renewal at the Company’s option through 2029.

(5)               Excludes portion payable to SL Green as owner of 50% leasehold.

(6)               The Company has an option to extend the ground lease for five years and six months starting January 1, 2068. The Condo Association can purchased the ground lease for $15 million.

STRUCTURED FINANCE
($000’s omitted)

	Assets Outstanding	Wtd Average Assets during quarter	Wtd Average Yield during quarter		Current Yield		Libor Rate
6/30/2002	195,248	175,907	12.65%		12.67%		1.86%

Originations/Accretion
Preferred Equity	—
Redemptions	(539)
9/30/2002	194,709	194,709	12.45%		12.40%		1.82%

Originations/Accretion	500
Preferred Equity	—
Redemptions	(49,570)
12/31/2002	145,639	194,693	12.51%		12.68%		1.35%

Originations/Accretion	23,040
Preferred Equity	(53,500)
Redemptions	(683)
3/31/2003	114,496	125,180	12.38%		12.73%		1.24%

Originations/Accretion	11,040
Preferred Equity
Redemptions	(18)
6/30/2003	125,518	120,010	12.40	%(2)	12.01	%(3)	1.08	%(4)

(1)               Accretion includes original issue discounts and compounding investment income.

(2)               As of June 30, 2003, net of seller financing, the weighted yield is 10.54%.

(3)               As of June 30, 2003, net of seller financing, the current yield is 10.39%.

(4)               At quarter end $49mm of assets have fixed index rates. The weighted average base rate is 2.90%.

Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Wtd Average Yield during quarter(2)		Current Yield

Junior Mortgage Participation	$54,010	$298,277	$171	16.11%		16.50%

Mezzanine Debt	$50,176	$318,600	$185	11.66%		11.64%

Preferred Equity	$21,332	$145,000	$136	11.55%		11.55%

Balance as of 6/30/03	$125,518	$761,877	$170	12.40	%(2)	12.01	%(3)

Current Maturity Profile

(1)               Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2)               As of June 30, 2003, net of seller financing, the weighted yield is 10.54%.

(3)               As of June 30, 2003, net of seller financing, the current yield is 10.39%.

SELECTED PROPERTY DATA

			Rentable	% of Total	Occupancy (%)
Properties	Submarket	Ownership	Sq. Feet	Sq. Feet	Jun-03	Mar-03	Dec-02	Sep-02	Jun-02

PROPERTIES 100% OWNED
“Same Store”
1140 Avenue of the Americas	Rockefeller Center	Leasehold Interest	191,000	1	97.8	97.1	97.8	95.5	95.5
110 East 42nd Street	Grand Central	Fee Interest	181,000	1	94.7	98.6	98.6	97.9	97.8
1372 Broadway	Times Square South	Fee Interest	508,000	4	99.6	99.6	97.9	97.8	97.2
1414 Avenue of the Americas	Rockefeller Center	Fee Interest	111,000	1	94.3	93.0	94.3	96.5	97.6
1466 Broadway	Times Square	Fee Interest	289,000	2	90.0	89.3	88.6	86.2	84.4
17 Battery Place - North	World Trade/ Battery	Fee Interest	419,000	3	100.0	100.0	100.0	100.0	100.0
286 Madison Avenue	Grand Central South	Fee Interest	112,000	1	91.3	94.8	93.0	92.6	94.7
290 Madison Avenue	Grand Central South	Fee Interest	37,000	0	100.0	100.0	100.0	100.0	100.0
292 Madison Avenue	Grand Central South	Fee Interest	187,000	1	91.0	95.4	99.7	99.7	99.7
317 Madison Avenue	Grand Central	Fee Interest	450,000	3	94.9	96.1	93.4	94.3	94.5
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	9	96.2	95.4	95.0	93.2	95.8
440 Ninth Avenue	Times Square South	Fee Interest	339,000	3	98.9	92.5	92.3	97.1	86.7
470 Park Avenue South	Park Avenue South/ Flatiron	Fee Interest	260,000	2	94.5	92.7	99.7	99.3	99.3
555 West 57th	Midtown West	Fee Interest	941,000	7	100.0	100.0	100.0	100.0	100.0
673 First Avenue	Grand Central South	Leasehold Interest	422,000	3	99.8	99.8	99.8	99.8	99.8
70 West 36th Street	Times Square South	Fee Interest	151,000	1	96.3	90.4	92.3	93.1	94.3
711 Third Avenue	Grand Central North	Operating Sublease (1)	524,000	4	99.8	99.8	99.1	100.0	100.0
Subtotal / Weighted Average			6,310,000	51	97.3	96.9	96.9	96.7	96.6

Adjustments
1370 Broadway	Times Square South	Fee Interest	255,000	2	93.4	95.1	89.5	92.3	92.3
125 Broad Street	Downtown	Fee Interest	525,000	4	100.0	100.0
220 East 42nd Street	Grand Central East	Fee Interest	1,135,000	9	94.5	91.9
Subtotal / Weighted Average			1,915,000	13	95.9	94.5	89.5	92.3	92.3

Total/ Weighted Average Properties 100% Owned			8,225,000	64	97.0	96.3	96.6	96.6	96.5

PROPERTIES <100% OWNED
Unconsolidated
180 Madison Avenue - 50%	Grand Central South	Fee Interest	265,000	2	85.7	83.8	82.0	82.1	87.3
1 Park Avenue - 55%	Grand Central South	Various Interests	913,000	7	85.9	85.9	98.6	98.6	98.4
1250 Broadway -55%	Penn Station	Fee Interest	670,000	5	92.6	98.2	98.5	99.3	99.3
100 Park Avenue - 50%	Grand Central South	Fee Interest	834,000	6	95.8	98.3	99.0	100.0	100.0
1515 Broadway - 55%	Times Square	Fee Interest	1,750,000	14	97.0	96.7	98.5	98.3	98.5
321 West 44th Street -35%	Times Square	Fee Interest	203,000	2	90.6	90.6	90.6	90.2	97.7
Subtotal / Weighted Average			4,635,000	36	93.0	94.1	97.3	97.5	98.2

Grand Total/ Weighted Average			12,860,000	100	95.5	95.5	96.9	97.0	97.2
Grand Total - SLG share of Annualized Rent

	Annualized	Annualized Rent		Total
Properties	Rent ($’s)	100%	SLG	Tenants

PROPERTIES 100% OWNED
“Same Store”
1140 Avenue of the Americas	7,534,136	3	2	24
110 East 42nd Street	6,117,579	2	2	26
1372 Broadway	14,940,540	6	5	28
1414 Avenue of the Americas	4,092,853	2	1	23
1466 Broadway	9,654,030	4	3	94
17 Battery Place - North	9,352,248	4	3	7
286 Madison Avenue	3,524,101	1	1	37
290 Madison Avenue	1,390,274	1	0	4
292 Madison Avenue	6,562,645	3	2	18
317 Madison Avenue	13,749,181	5	4	102
420 Lexington Ave (Graybar)	45,903,382	18	13	245
440 Ninth Avenue	8,526,297	3	3	14
470 Park Avenue South	7,583,269	3	2	24
555 West 57th	21,178,842	8	6	21
673 First Avenue	13,648,904	5	4	15
70 West 36th Street	3,733,659	1	1	31
711 Third Avenue	20,158,172	8	6	19
Subtotal / Weighted Average	197,650,112	78	59	757

Adjustments

1370 Broadway	7,586,936	3	2	25
125 Broad Street	15,410,202	6	4	5
220 East 42nd Street	33,088,133	13	10	39
Subtotal / Weighted Average	56,085,271	22	16	44

Total/ Weighted Average Properties 100% Owned	253,735,383	100	76	801

PROPERTIES <100% OWNED
Unconsolidated
180 Madison Avenue - 50%	6,533,521		1	50
1 Park Avenue - 55%	27,778,745		6	17
1250 Broadway -55%	18,904,615		3	27
100 Park Avenue - 50%	29,630,598		4	35
1515 Broadway - 55%	61,630,516		10	15
321 West 44th Street -35%	4,775,989		1	28
Subtotal / Weighted Average	149,253,984		25	172

Grand Total/ Weighted Average	402,989,367			973
Grand Total - SLG share of Annualized Rent	333,025,506		100

(1)               Including Ownership of 50% in Building Fee

LARGEST TENANTS BY SQUARE FEET LEASED

Wholly Owned Portfolio + Allocated JV Properties

Tenant	Property	Lease Expiration	Total Leased Square Feet	Annualized Rent ($)	PSF Annualized	% of Annualized Rent	SLG Share of Annualized Rent($)	% of SLG Share of Annualized Rent
Viacom International, Inc.	1515 Broadway	2004, 2006, 2008, 2009, 2013	1,277,890	$53,870,676	$42.16	13.4%	$29,628,872	8.9%
Omnicom Group	220 East 42nd Street	2008, 2009, 2010	419,111	$12,471,936	$29.76	3.1%	$12,471,936	3.7%
Salomon Smith Barney	125 Broad Street	2010	330,900	$9,663,636	$29.20	2.4%	$9,663,636	2.9%
The City of New York	17 Battery Place	2012	325,664	$5,701,920	$17.51	1.4%	$5,701,920	1.7%
Visting Nurse Services	1250 Broadway	2005, 2006 & 2011	251,251	$7,167,540	$28.53	1.8%	$3,942,147	1.2%
BMW of Manhattan, Inc.	555 West 57th Street	2012	227,782	$3,359,808	$14.75	0.8%	$3,359,808	1.0%
Philip Morris Managament Corp	100 Park Avenue	2007	175,887	$7,061,316	$40.15	1.8%	$3,523,597	1.1%
City University of New York -CUNY	555 West 57th Street	2010, 2011, & 2015	171,732	$4,910,616	$28.59	1.2%	$4,910,616	1.5%
J&W Seligman & Co., Inc.	100 Park Avenue	2009	168,390	$5,495,724	$32.64	1.4%	$2,742,366	0.8%
C.B.S., Inc.	555 West 57th Street	2003 & 2010	165,214	$3,827,772	$23.17	0.9%	$3,827,772	1.1%
Segal Company	1 Park Avenue	2009	157,944	$6,027,240	$38.16	1.5%	$3,314,982	1.0%
Metro North Commuter Railroad Co.	420 Lexington Avenue	2008 & 2016	134,687	$4,048,872	$30.06	1.0%	$4,048,872	1.2%
St. Luke’s Roosevelt Hospital	555 West 57th Street	2014	133,700	$3,205,656	$23.98	0.8%	$3,205,656	1.0%
Tribune Newspaper	220 East 42nd Street	2010	131,665	$3,940,920	$29.93	1.0%	$3,940,920	1.2%
Fahenstock & Co., Inc.	125 Broad Street	2004 & 2013	103,566	$2,868,564	$27.70	0.7%	$2,868,564	0.9%
Coty Inc.	1 Park Avenue	2015	102,654	$4,002,468	$38.99	1.0%	$2,201,357	0.7%
Minskoff/Nederlander JV (1)	1515 Broadway	2024	102,452	$210,000	$2.05	0.1%	$115,500	0.0%
Ross Stores	1372 Broadway	2010	101,741	$2,772,216	$27.25	0.7%	$2,772,216	0.8%
Ketchum, Inc.	711 Third Avenue	2015	100,876	$4,343,568	$43.06	1.1%	$4,343,568	1.3%
CHF Industries	1 Park Avenue	2005	100,000	$3,708,996	$37.09	0.9%	$2,039,948	0.6%
New York Presbyterian Hospital	555 West 57th Street &673 First Avenue	2006 & 2009	99,650	$2,962,512	$29.73	0.7%	$2,962,512	0.9%
Ann Taylor Inc.	1372 Broadway	2010	93,020	$2,744,988	$29.51	0.7%	$2,744,988	0.8%
United Nations Population Fund	220 East 42nd Street	2010	91,021	$3,936,840	$43.25	1.0%	$3,936,840	1.2%
Crain Communications Inc.	711 Third Avenue	2009	90,531	$3,567,048	$39.40	0.9%	$3,567,048	1.1%
Advanstar Communications	1 Park Avenue	2010	85,284	$3,144,240	$36.87	0.8%	$1,729,332	0.5%

TOTAL			5,142,612	$165,015,072	$32.09	40.9%	$123,564,973	37.1%

Wholly Owned Portfolio + Allocated JV Properties			12,860,000	$402,989,367	$31.34		$333,025,506

(1) Minskoff/Nederlander JV pays percentage rent.

SECOND QUARTER 2003 - LEASING ACTIVITY

Available Space

Activity Type	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)
Vacancy at 3/31/03			575,043
Acquired Vacancies
Office			—

Sold Vacancies
Office			—

Expiring Space
Office
	317 Madison Avenue	5	11,925	14,534	26.25
	1515 Broadway	3	17,132	23,372	33.15
	220 East 42nd Street	1	16,979	16,979	38.76
	1370 Broadway	2	10,998	13,674	29.81
	180 Madison Avenue	5	4,499	5,401	31.88
	1250 Broadway	2	71,785	88,571	24.52
	286 Madison	5	9,191	11,563	27.23
	292 Madison	1	8,113	10,113	20.00
	70 West 36th Street	1	1,289	1,835	26.50
	1140 Sixth Avenue	5	14,753	18,494	30.41
	711 Third Avenue	1	3,573	5,137	24.47
	1466 Broadway	15	19,842	26,526	33.62
	420 Lexington Avenue	13	17,478	22,648	37.30

	Total/Weighted Average	59	207,557	258,847	29.19

Retail
	1140 Sixth Avenue	1	1,737	2,412	—

	Total/Weighted Average	1	1,737	2,412	—
Storage
	317 Madison	1	51	51	12.00
	1 Park Avenue	1	2,079	2,654	22.00
	1466 Broadway	1	359	359	6.69
	420 Lexington Avenue	1	601	859	23.50
	Total/Weighted Average	4	3,090	3,923	20.80

Move Outs
Office
	317 Madison Avenue	1	4,399	6,787	37.47
	100 Park Avenue	1	24,179	30,467	35.18
	70 West 36th Street	2	4,055	5,796	17.23
	125 Broad Street	1	25,839	33,558	31.93
	110 East 42nd Street	1	7,112	9,105	22.00
	1466 Broadway	1	1,554	2,475	38.11
	420 Lexington Avenue	4	6,933	9,901	38.66
	Total/Weighted Average	11	74,071	98,089	32.37

Evicted Tenants
Office
	Total/Weighted Average	—	—	—

Relocating Tenants
Office
	1466 Broadway	2	2,349	3,237	36.48
	420 Lexington Avenue	4	7,746	10,711	41.27
	Total/Weighted Average	6	10,095	13,948	40.16
Available Space
Office		76	291,723	370,884	30.44
Retail		1	1,737	2,412	32.39
Storage		4	3,090	3,923	20.80
	Total	81	296,550	377,219	30.36

Available Space			871,593

* Escalated Rent is calculated as Total Annual Income less Electric Charges.

Leased Space

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF	Prev. Escalated Rent/ Rentable SF	T.I / Rentable SF	Free Rent # of Months

	Available Space as 6/30/03			871,593
	Renewing Tenants
Office
	317 Madison Avenue	1	3.0	1,472	2,231	28.00	27.00	1.42	—
	286 Madison Avenue	1	0.5	1,674	2,391	27.70	31.51	—	—
	70 West 36th Street	1	2.0	1,289	1,835	22.00	26.50	—	—
	1140 Sixth Avenue	1	5.0	2,366	3,418	33.00	22.10	—	2.0
	711 Third Avenue	1	3.0	3,573	5,137	33.50	24.47	—	—
	1466 Broadway	7	6.5	10,755	14,836	33.76	32.25	20.61	12.0
	420 Lexington Avenue	4	5.7	7,713	11,307	32.84	38.15	—	2.0
	Total/Weighted Average	16	5.0	28,842	41,155	32.22	30.13	7.51	1.0

	Relocating Tenants
Office
	1466 Broadway	2	3.6	3,819	5,535	36.17	36.17	13.60	3.0
	420 Lexington Avenue	4	5.0	7,003	10,007	33.18	33.18	30.07	4.0
	Total/Weighted Average	6	4.5	10,822	15,542	34.24	34.24	24.20	1.2

	New Tenants Replacing Old Tenants
Office
	317 Madison Avenue	3	4.0	4,416	6,484	30.85	32.20	15.03	1.0
	1515 Broadway	1	2.0	5,253	6,732	33.00	30.60	—	—
	100 Park Avenue	1	0.8	3,038	3,871	60.00	35.18	—	—
	1250 Broadway	2	6.2	28,781	38,203	29.43	22.50	15.23	10.0
	286 Madison Avenue	1	5.0	339	489	32.00	16.91	33.08	2.0
	1414 Sixth Avenue	1	3.0	1,430	2,043	32.50	23.47	8.55	—
	70 West 36th Street	3	5.3	12,842	17,331	20.58	31.28	5.27	2.0
	470 Park Avenue South	2	3.6	4,745	7,137	26.53	29.19	0.77	3.0
	1140 Sixth Avenue	1	10.0	1,317	1,870	28.00	32.45	33.53	3.0
	125 Broad Street	2	5.9	25,839	33,558	29.91	31.93	3.85	—
	440 Ninth Avenue	1	15.7	16,062	20,860	26.50	14.90	50.00	8.0
	1466 Broadway	3	6.5	1,996	2,868	35.74	37.41	20.83	10.0
	420 Lexington Avenue	8	6.6	15,350	22,608	35.46	34.02	33.46	12.5
	Total/Weighted Average	29	6.8	121,408	164,054	29.99	27.65	17.44	1.8

Storage
	420 Lexington Avenue	2	4.6	50	286	21.59	20.00	—	—
	Total/Weighted Average	2	4.6	50	286	21.59	20.00	—	—

	Total/Weighted Average Office	51	16.3	161,072	220,751	30.84	28.58	16.06	1.5
	Total/Weighted Average Storage	2	4.6	50	286	21.59	20.00	—	—

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF	Prev. Escalated Rent/ Rentable SF	T.I / Rentable SF	Free Rent # of Months
New Tenants Replacing Vacancies
Office
	220 East 42nd Street	4	8.9	45,119	60,478	32.38	—	34.43	16.0
	180 Madison Avenue	1	5.0	4,287	6,187	35.00	—	35.00	6.0
	1466 Broadway	2	10.1	4,150	5,754	33.83	—	34.22	9.0
	420 Lexington Avenue	2	2.4	3,523	5,359	36.00	—	38.70	2.0
	Total/Weighted Average	9	8.2	57,079	77,778	32.94	—	34.75	3.7

Retail
	180 Madison Avenue	1	12.0	1,600	1,600	82.50	—	—	6.0
	440 Ninth Avenue	1	15.0	2,550	2,550	46.99	—	—	8.0
	Total/Weighted Average	2	13.5	4,150	4,150	60.68	—	—	7.0

Storage
	220 East 42nd Street	1	2.6	1,000	1,000	20.00	—	—	—
	440 Ninth Avenue	1	15.0	3,017	3,017	10.00	—	—	8.0
	420 Lexington	1	0.2	178	254	25.00	—	—	—
	Total/Weighted Average	3	11.2	4,195	4,271	13.23	—	—	2.7

Leased Space
Office		60	6.8	218,151	298,529	31.39	28.58	20.93	1.7
Retail		2	13.8	4,150	4,150	60.68	—	—	7.0
Storage		5	10.8	4,245	4,557	13.76	20.00	—	1.6
	Total	67	6.9	226,546	307,236	31.52	28.04	20.34	1.8

Sold Vacancies

Sub-Total Available Space @ 6/30/03				645,047

Holdover Tenants
Office
	317 Madison	1	0	546	702	30.00	30.00	—	—
	1515 Broadway	3	0	17,132	23,372	33.15	33.15	—	—
	1370 Broadway	2	0	10,998	13,674	29.81	29.81	—	—
	180 Madison Avenue	4	0	3,682	4,584	32.74	32.74	—	—
	1250 Broadway	1	0	5,322	7,096	21.28	24.52	—	—
	286 Madison Avenue	2	0	3,334	4,224	29.84	29.84	—	—
	1140 Sixth Avenue	5	0	14,124	17,894	31.33	32.07	—	—
	1466 Broadway	4	0	5,058	6,694	35.85	35.85	—	—
	420 Lexington Avenue	6	0	7,979	10,399	34.93	34.93	—	—
		28	0	68,175	88,639	31.52	31.94	—	—

Storage
	317 Madison Avenue	1	0	51	51	12.00	12.00	—	—
	1 Park Avenue	1	0	2,079	2,654	22.00	22.00	—	—
	1466 Broadway	1	0	359	359	6.69	6.69	—	—
		3	0	2,489	3,064	20.04	20.04	—	—
Total Available Space @ 6/30/03				574,383

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF	Prev. Escalated Rent/ Rentable SF	T.I / Rentable SF	Free Rent # of Months
Early Renewals
Office
	317 Madison Avenue	1	3.0	859	1,275	31.00	21.86	—	1.0
	180 Madison Avenue	1	3.0	1,187	1,746	38.00	31.30	—	2.0
	470 Park Avenue South	1	10.0	1,461	1,500	27.50	23.26	5.00	—
	321 West 44th Street	1	5.0	2,526	2,993	22.00	17.62	—	—
	1466 Broadway	1	3.0	2,007	2,811	33.50	36.50	—	3.0
	420 Lexington	3	3.7	1,760	2,534	41.24	37.66	7.09	2.0
		8	4.4	9,800	12,859	32.01	28.63	1.98	1.0

Retail
	70 West 36th Street	1	10.0	3,923	3,923	30.00	48.01	—	1.0
		1	10.0	3,923	3,923	30.00	48.01	—	1.0

Renewals
	Expired/Renewed Office	16	5.0	28,842	41,155	32.22	30.13	7.51	1.0
	Early Renewals Office	8	4.4	9,800	12,859	32.01	28.63	1.98	1.0
	Early Renewals Retail	1	10.0	3,923	3,923	30.00	48.01	—	1.0
	Early Renewals Storage	0	0	—	—	—	—	—	—
	Total	25	5.2	42,565	57,937	32.03	31.00	5.77	0.7

* Annual Base Rent

** Escalated Rent is calculated as Total Annual Income less Electric Charges.

ANNUAL LEASE EXPIRATIONS

Consolidated Properties

Year of Lease Expiration	Number of Expiring Leases**	Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.

In 1st Quarter 2003 *	14	9,785	0.12%
In 2nd Quarter 2003 *	21	127,284	1.56%
In 3rd Quarter 2003	33	81,753	1.01%
In 4th Quarter 2003	34	252,365	3.10%

Total 2003	102	471,187	5.79%

In 1st Quarter 2004	37	85,006	1.05%
In 2nd Quarter 2004	31	235,942	2.90%
In 3rd Quarter 2004	46	131,782	1.62%
In 4th Quarter 2004	38	154,687	1.90%

Total 2004	152	607,417	7.47%

2005	138	549,974	6.76%
2006	93	573,135	7.05%
2007	87	408,030	5.02%
2008	71	541,682	6.66%
2009	43	629,311	7.74%
2010	60	1,536,234	18.89%
2011	24	308,561	3.79%
2012	23	808,435	9.94%
Thereafter	69	1,699,244	20.89%

	760	8,133,210	100.00%

Year of Lease Expiration	Annualized Rent of Expiring Leases ($’s)	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***	Year 2003 Weighted Average Asking Rent $/psf

In 1st Quarter 2003*	$321,864	$32.89	$37.27
In 2nd Quarter 2003*	$3,860,205	$30.33	$36.27
In 3rd Quarter 2003	$3,063,816	$37.48	$35.92
In 4th Quarter 2003	$6,864,120	$27.20	$32.22

Total 2003	$14,110,005	$29.95	$34.06

In 1st Quarter 2004	$3,100,752	$36.48	$35.49
In 2nd Quarter 2004	$8,269,872	$35.05	$30.07
In 3rd Quarter 2004	$4,022,160	$30.52	$32.80
In 4th Quarter 2004	$5,336,856	$34.50	$34.46

Total 2004	$20,729,640	$34.13	$32.54

2005	$18,081,744	$32.88	$33.98
2006	$18,378,624	$32.07	$33.48
2007	$14,121,012	$34.61	$34.26
2008	$16,451,424	$30.37	$33.20
2009	$20,750,748	$32.97	$32.90
2010	$48,740,840	$31.73	$34.11
2011	$12,898,284	$41.80	$35.74
2012	$19,408,428	$24.01	$28.23
Thereafter	$50,064,634	$29.46	$34.29

	$253,735,383	$31.20	$33.31

* Includes month to month holdover tenants that expired prior to 6/30/03.

**Tenants may have multiple leases.

**Represents current in place annualized rent allocated by year of maturity.

ANNUAL LEASE EXPIRATIONS

Joint Venture Properties

Year of Lease Expiration	Number of Expiring Leases**	Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.

In 1st Quarter 2003*	2	4,113	0.10%
In 2nd Quarter 2003*	5	37,843	0.89%
In 3rd Quarter 2003	6	29,555	0.70%
In 4th Quarter 2003	10	49,260	1.16%

Total 2003	23	120,771	2.84%

In 1st Quarter 2004	2	4,548	0.11%
In 2nd Quarter 2004	10	47,693	1.12%
In 3rd Quarter 2004	6	98,287	2.31%
In 4th Quarter 2004	4	7,019	0.17%

Total 2004	22	157,547	3.71%

2005	29	394,440	9.28%
2006	26	361,430	8.51%
2007	16	286,432	6.74%
2008	22	387,801	9.13%
2009	16	521,138	12.26%
2010	15	1,327,565	31.24%
2011	5	101,393	2.39%
2012	7	194,218	4.57%
Thereafter	11	396,488	9.33%

	192	4,249,223	100.00%

Year of Lease Expiration	Annualized Rent of Expiring Leases ($’s)	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***	Year 2003 Weighted Average Asking Rent $/psf

In 1st Quarter 2003*	$103,140	$25.08	$37.46
In 2nd Quarter 2003*	$1,523,004	$40.25	$42.51
In 3rd Quarter 2003	$920,604	$31.15	$37.39
In 4th Quarter 2003	$2,832,840	$57.51	$42.02

Total 2003	$5,379,588	$44.54	$40.89

In 1st Quarter 2004	$58,800	$12.93	$23.00
In 2nd Quarter 2004	$1,726,980	$36.21	$40.02
In 3rd Quarter 2004	$3,494,052	$35.55	$39.70
In 4th Quarter 2004	$475,272	$67.71	$23.00

Total 2004	$5,755,104	$36.53	$38.57

2005	$10,988,232	$27.86	$40.68
2006	$10,345,788	$28.62	$37.08
2007	$10,837,512	$37.84	$41.82
2008	$11,603,520	$29.92	$40.01
2009	$18,606,540	$35.70	$40.10
2010	$52,395,336	$39.47	$44.57
2011	$4,286,016	$42.27	$33.41
2012	$5,860,980	$30.18	$36.66
Thereafter	$13,195,368	$33.28	$40.49

	$149,253,984	$35.13	$41.09

* Includes month to month holdover tenants that expired prior to 6/30/03

**Tenants may have multiple leases.

***Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

	Property	Type of Ownership	Submarket

1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central North
Mar-98	1466 Broadway	Fee Interest	Times Square
Mar-98	321 West 44th	Fee Interest	Times Square
May-98	711 3rd Avenue	Operating Sublease	Grand Central North
Jun-98	440 9th Avenue	Fee Interest	Garment
Aug-98	1412 Broadway	Fee Interest	Times Square South

1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central North
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West
May-99	90 Broad Street - 35% JV	Fee Interest	Financial
May-99	The Madison Properties:	Fee Interest	Grand Central South
286 Madison Avenue
290 Madison Avenue
292 Madison Avenue
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West

2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central South
Dec-00	180 Madison Avenue	Fee Interest	Grand Central South
Contribution to JV
May-00	321 West 44th	Fee Interest	Times Square

2001 Acquisitions
Jan-01	1370 Broadway	Fee Interest	Garment
Jan-01	1 Park Avenue	Various Interests	Grand Central South
Jan-01	469 7th Avenue - 35% JV	Fee Interest	Penn Station
Jun-01	317 Madison	Fee Interest	Grand Central
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (1)	Fee Interest	Penn Station

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square

2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	United Nations
Mar-03	125 Broad Street	Fee Interest	Downtown

	Property	Net Rentable s.f.	% Leased at acquisition	% Leased 6/30/2003	Acquisition Price ($’s)

1998 Acquisitions
Mar-98	420 Lexington	1,188,000	83	96	$78,000,000
Mar-98	1466 Broadway	289,000	87	90	$64,000,000
Mar-98	321 West 44th	203,000	96	91	$17,000,000
May-98	711 3rd Avenue	524,000	79	100	$65,600,000
Jun-98	440 9th Avenue	339,000	76	99	$32,000,000
Aug-98	1412 Broadway	389,000	90	N/A	$82,000,000
		2,932,000			$338,600,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold			—	$27,300,000
Jan-99	555 West 57th - 65% JV	941,000	100	100	$66,700,000
May-99	90 Broad Street - 35% JV	339,000	82	N/A	$34,500,000
May-99	The Madison Properties:				$50,000,000
	286 Madison Avenue	112,000	99	91
	290 Madison Avenue	36,800	86	100
	292 Madison Avenue	187,000	97	91
Aug-99	1250 Broadway - 50% JV	670,000	97	N/A	$93,000,000
Nov-99	555 West 57th - remaining 35%	—			$34,100,000
		2,285,800			$305,600,000
2000 Acquisitions
Feb-00	100 Park Avenue	834,000	97	96	$192,000,000
Dec-00	180 Madison Avenue	265,000	90	86	$41,250,000
Contribution to JV
May-00	321 West 44th	203,000	98	91	$28,400,000
		1,302,000			$261,650,000
2001 Acquisitions
Jan-01	1370 Broadway	255,000	97	93	$50,500,000
Jan-01	1 Park Avenue	913,000	97	86	$233,900,000
Jan-01	469 7th Avenue - 35% JV	253,000	98	N/A	$45,700,000
Jun-01	317 Madison	450,000	95	95	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (1)	670,000	98	93	$126,500,000
		2,541,000			$562,200,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	1,750,000	98	97	$483,500,000
					$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	1,135,000	92	95	$265,000,000
Mar-03	125 Broad Street	525,000	100	100	$92,000,000
		1,660,000			$357,000,000

(1) Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

	Property	Type of Ownership	Submarket
2000 Sales
Feb-00	29 West 35th Street	Fee Structure	Garment
Mar-00	36 West 44th Street	Fee Structure	Grand Central
May-00	321 West 44th Street - 35% JV	Fee Structure	Times Square
Nov-00	90 Broad Street	Fee Structure	Financial
Dec-00	17 Battery South	Fee Structure	Financial

2001 Sales
Jan-01	633 Third Ave	Fee Structure	Grand Central North
May-01	1 Park Ave - 45% JV	Fee Structure	Times Square
Jun-01	1412 Broadway	Fee Structure	Times Square South
Jul-01	110 E. 42nd Street	Fee Structure	Grand Central North
Sep-01	1250 Broadway (1)	Fee Structure	Penn Station

2002 Sales
Jun-02	469 Seventh Avenue	Fee Structure	Penn Station

2003 Sales
Mar-03	50 West 23rd Street	Fee Structure	Chelsea

	Property	Net Rentable s.f.	Sales Price ($’s)	Sales Price ($’s/SF)
2000 Sales
Feb-00	29 West 35th Street	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	203,000	$28,400,000	$140
Nov-00	90 Broad Street	339,000	$60,000,000	$177
Dec-00	17 Battery South	392,000	$53,000,000	$135
		1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	913,000	$233,900,000	$256
Jun-01	1412 Broadway	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	670,000	$126,500,000	$189
		2,082,323	$478,850,000	$242

2002 Sales
Jun-02	469 Seventh Avenue	253,000	$53,100,000	$210
		253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	333,000	$66,000,000	$198
		333,000	$66,000,000	$198

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments

Equity income/ (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings.  For its investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired.  Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is adjusted EBITDA divided by the total payments for ground leases and preferred stock.

Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest and debt premium amortization, but excluding finance cost amortization) plus preferred dividends and distributions.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV; less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined as income from operations before minority interests, gains or losses from sales of real estate and extraordinary items plus real estate depreciation, an adjustment to derive SLG’s pro rata share of the FFO of unconsolidated joint ventures, and perpetual preferred stock dividends.  In accordance with NAREIT White Paper on FFO, SLG includes the effects of straight-line rents in FFO.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Operating earnings per share reflects income before minority interests and gains (losses) from dispositions of real estate and impairment reserves on assets held for sale and operating properties less minority interests’ share of income and preferred stock dividends if anti-dilutive.

Percentage leased represents the total percentage of total rentable square feet owned, which is leased, including month-to-month leases, as of the date reported.  Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.”  These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TI’s and LC’s are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generations space.  Costs incurred prior to leasing available square feet are not included until such space is leased.  Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock equity income redeemable shares.  SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less than JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has a controlling interest (e.g. consolidated joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board and CEO

Marc Holliday

President

Michael W. Reid

Chief Operating Officer

Thomas E. Wirth

Chief Financial Officer

Gerard Nocera

Executive VP, Director of Real Estate

Andrew S. Levine

General Counsel and Secretary

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards	Dave Aubuchon	(314) 955-5452	aubuchond@agedwards.com
Corinthian Partners, LLC	Claus Hirsch	(212) 287-1565	chirsch@corinthianpartners.com
Credit Suisse First Boston	Jay Haberman	(212) 538-5250	Jay.haberman@csfb.com
Deutsche Banc Alex. Brown	Louis W. Taylor	(212) 469-4912	louis.taylor@db.com
Goldman Sachs	David J. Kostin	(212) 902-6781	david.kostin@gs.com
Legg Mason Wood Walker, Inc.	David Fick	(410) 454-5018	dmfick@leggmason.com
Lehman Brothers, Inc.	David Shulman	(212) 526-3413	dshulman@lehman.com
J.P. Morgan Securities Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
McDonald & Company	Anatole Pevnev	(216) 263-4783	apevnev@mcdinvest.com
Prudential Securities	James W. Sullivan	(212) 778-2515	jim_sullivan@prusec.com
Raymond James & Associates	Paul Puryear	(727) 567-2253	ppuryear@ecm.rjf.com
Salomon Smith Barney	Jonathan Litt	(212) 816-0231	jonathan.litt@ssmb.com
Wachovia Securities	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analyst(s) listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.